UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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December 16, 2016

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

289 Moo 4, Nampong, Nampong
Khon Kaen, 40310 Thailand
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGE OF CONTROL OF REGISTRANT

On December 16, 2016, Foshan City Shunde District Cheering Garden Tools Co., Ltd. of Guangdong Provence, China acquired a total of 30,020,000 shares of the Company’s common stock in two private transactions.  Of the shares acquired, 30,000,000 were purchased from our now former President and Director, Natthapong Thipjaroey, and 20,000 were purchased from Bop Arthan.  The shares involved in the transactions constitute approximately 56.3% of the Company’s currently issued and outstanding common stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective December 21, 2016, Natthapong Thipjaroey resigned as President, Principal Executive Officer, Secretary, Treasurer and Director of the Company.  Mr. Thipjaroey’s resignation was not the result of any disagreements with the Company regarding our operations, policies, practices or otherwise.  Concurrently, Jordan Brock was appointed President, Chief Executive Officer and a Director of the Company and Frank A. Walters was appointed Secretary, Treasurer, Principal Financial Officer and a Director of the Company.

Jordan Brock – President Chief Executive Officer and Director

Jordan Brock, age 35, is a graduate of Abilene Christian University with a BA in Business Management and of Oklahoma Christian University with an MBA in eCommerce.  From 2011 to present, Mr. Brock has been Vice President of Business Development with GoodThink, Inc., a leading Positive Psychology corporate consulting firm based in Dallas, Texas, where he is responsible for strategic direction and business initiatives.

Frank A. Walters -  Secretary, Treasurer, Principal Financial Officer and Director

Frank A. Walters, age 68, has more than 30 years experience as a CFO and COO in manufacturing, distribution, direct selling, management consulting, staffing and financial services companies.  Mr. Walters is a graduate of Illinois State University and is a licensed Certified Public Account. From March, 2012 to present, Mr. Walters has served as Chief Financial Officer of Columbia Advisory Group, a Dallas, Texas based Information Technology (IT) consulting firm.  From 2006 to 2010, Mr. Walters served as Chief Financial Officer of Worldventures, a Plano, Texas based direct selling travel club.  From 1999 to 2012, Mr. Walters served as President of Kestral Financial, a Los Angeles, California based firm, which provided CFO and operational support for startup and emerging growth companies.

The Company believes that Messrs. Brock and Walters respective educational backgrounds and business and operational experiences give them the qualifications and skills to serve as Directors and in their respective officer positions.

Neither Mr. Brock nor Mr. Walters has been involved in a transaction with related persons, promoters or control persons during the Company’s preceding fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President